Exhibit 10.2

GENESIS GROUP HOLDINGS, INC.
2500 N. MILITARY TRAIL
BOCA RATON, FLORIDA 33431

November 2, 2012

Billy Caudill
680 N.W. 105 Lane
Parkland, Florida 33076

Re:      Board Resignation

Dear Mr. Caudill:

This letter (this "Letter") confirms the understanding between you and Genesis Group Holdings, Inc. (the "Company") regarding your resignation as a member of the Company's board of directors (the "Board"). You and the Company recognize that the Company intends to list its common stock on an exchange, and in connection therewith, to effect changes in the membership of the Board to ensure that there are at least a majority of independent directors serving on the Board. By signing below, you hereby resign as a member of the Board effective on the first day on or after the date that the Company has prepared a draft registration statement on Form S-1 (the "Registration Statement") and the Company's chief executive officer (the "CEO") requests such resignation, provided that in connection with such resignation, the Company intends to fill the vacancy created thereby by appointing an independent director to the Board. Such intention shall be certified to you by the CEO at the time of his request for your resignation. Such resignation as provided hereby is irrevocable, and you agree not to contest the same. Further, you agree that such resignation is not the result of any disagreement with the operations, policies or practices of the Company that would require disclosure under Item 5.02(a) of Form 8-K under the Securities Exchange Act of 1934.

At your request, the Company agrees to use its commercially reasonable efforts to cause a number of shares held by you up to $250,000 in value based on the midpoint of the price range on the cover of the Company's preliminary prospectus in the Registration Statement to be included in the Registration Statement. Notwithstanding the foregoing, any such registration shall be Subject to the following conditions: (1) the lead underwriter for the offering to be effected pursuant to the Registration Statement (the "Offering") shall not have informed the Company that in light of market conditions, such inclusion is not in the best interests of the Company or the success of the offering; (2) you shall have entered into the underwriting agreement in connection with the Offering; (3) you shall have provided such information as the Company shall have reasonably requested in donnection with the Offering and the Registration Statement; and (4) if requested by the lead Underwriter, you shall have entered into the lead underwriter's standard form of lock-up agreement with respect to any Company securities held by you and not included in the Registration Statement.

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If the foregoing accurately reflects your arrangement with the Company, please sign . Thank you.

Very truly yours,

Genesis Group Holdings, Inc.

/s/ Lawrence M. Sands
By: Lawrence M. Sands
Title: Corporate Secretary

ACCEPTED AND AGREED:

/s/ Billy Caudill
Billy Caudill

Dated: 11/6